ENROLLMENT AUTHORIZATION FORM
Please enroll my account as follows: Place an "X" in ONE box only, using a dark ink pen or a #2 pencil (|X| ).

If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.

	|_|	FULL DIVIDEND REINVESTMENT
Reinvest all dividends for this account.

90468E (10/03)	|_|	PARTIAL DIVIDEND REINVESTMENT
Send any dividends in cash on _________ * whole shares and reinvest any remaining dividends.

	|_|	ALL CASH (NO DIVIDEND REINVESTMENT)
All dividends will be paid in cash.

* Cannot be greater than the total number of certificated and/or book-entry shares that may hereafter be registered in your name.

Signature(s) of
Registered Owner(s):
	Date	By signing this form, I acknowledge that I have received and read the plan document and agree to abide by the terms and conditions of the plan.

All joint owners must sign	Date

VOLUNTARY CASH PAYMENT FORM

To purchase additional shares, please make your check payable in U.S. dollars to EquiServe.
Please include your account number and the name of the security in the Memo portion on your check.

EQUISERVE WILL NOT ACCEPT CASH, TRAVELER'S CHECKS, MONEY ORDERS OR THIRD PARTY CHECKS.

Amount enclosed $________________________

MAIL YOUR CHECK TOGETHER WITH THIS FORM IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED OR TO THE ADDRESS SHOWN ON THE REVERSE SIDE OF THIS FORM.

( )

Daytime telephone number

ENROLLMENT AUTHORIZATION FORM

Participation in the plan is subject to the terms as outlined in the plan document.

For information, you may access EquiServe's website at www.equiserve.com, call EquiServe at the number listed in the enclosed plan document or write to EquiServe at P.O. Box 43081, Providence, RI 02940-3081.

INFORMATION AVAILABLE ONLINE AT www.equiserve.com

With the right information at hand, plus the tools to put the information to work now, you'll be more in touch with your investments than ever. At www.equiserve.com you'll find everything you need to:

  Look up recent stock prices
  Get answers to frequently asked questions
  Review investment plan information
  Download and print forms

VOLUNTARY CASH PAYMENT INFORMATION

Voluntary cash payments should be mailed to EquiServe Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-0001.

For information, you may access EquiServe's website at www.equiserve.com, call EquiServe at the number listed in the enclosed plan document or write to EquiServe at P.O. Box 43081, Providence, RI 02940-3081.

INFORMATION AVAILABLE ONLINE AT www.equiserve.com

With the right information at hand, plus the tools to put the information to work now, you'll be more in touch with your investments than ever. At www.equiserve.com you'll find everything you need to:

  Look up recent stock prices
  Get answers to frequently asked questions
  Review investment plan information
  Download and print forms